EXHIBIT 10.4

AMENDMENT
TO
EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (this “Amendment”) is made as of the 25th day of February, 2013 by and between Occidental Petroleum Corporation, a Delaware corporation (hereinafter referred to as “Employer”), and Donald P. de Brier (hereinafter referred to as “Employee”).
WITNESSETH

WHEREAS, Employee has been rendering services to Employer, most recently pursuant to a written agreement between Employee and Employer dated October 9, 2008 (the “Agreement”); and

WHEREAS, the parties now desire to amend the Agreement in certain respects;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein, Employer and Employee hereby agree to amend the Agreement as follows:

1.    Employer and Employee acknowledge that Employee's position now is Corporate Executive Vice President and Corporate Secretary.

2.    In accordance with the Paragraphs 2 and 9 of the Agreement, the term of employment under the Agreement is extended to midnight December 31, 2014, unless terminated prior thereto in accordance with the provisions of the Agreement, or unless extended by mutual agreement in accordance with Paragraphs 2 and 9 of the Agreement.

3.    As amended by this Amendment, the Agreement shall continue in full force and effect for the extended term described in the preceding paragraph. The provisions of Paragraphs 9 through 14 of the Agreement shall apply to this Amendment, but with all references to the Agreement being deemed to refer to this Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment the day and year first above written.

/s/ DONALD P. DE BRIER
Donald P. de Brier

OCCIDENTAL PETROLEUM CORPORATION

By:	/s/ MARTIN A. COZYN
Martin A. Cozyn, Executive Vice President - Human Resources